EXHIBIT 99.1

CC MASTER CREDIT CARD TRUST II
Excess Spread Analysis—October 2002

Series	1995-C	1996-C	1998-A
Deal Size	$400 MM	$271.50 MM	$600 MM
Expected Maturity	02/18/03	02/16/04	09/15/03

Yield	14.21%	19.75%	19.95%
Less: Coupon	2.07%	2.04%	2.07%
Servicing Fee	0.67%	1.50%	1.35%
Net Credit Losses	4.72%	7.46%	7.46%
Excess Spread:
October-02	6.75%	8.75%	9.07%
September-02	7.03%	7.95%	7.92%
August-02	8.67%	8.41%	8.38%
Three month Average Excess Spread	7.48%	8.37%	8.46%

Delinquency:
30 to 59 days	2.35%	2.35%	2.35%
60 to 89 days	1.66%	1.66%	1.66%
90 + days	3.01%	3.01%	3.01%
Total	7.02%	7.02%	7.02%

Payment Rate	12.61%	12.61%	12.61%